Exhibit (32)
Certifications pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned officers of S&P Global Inc. (the “Company”), does hereby certify, to such officer's knowledge, that:
This quarterly report on Form 10-Q of the Company for the quarter ended June 30, 2025 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and
The information contained in this quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2025	/s/ Martina L. Cheung
Martina L. Cheung
President and Chief Executive Officer

Date: July 31, 2025	/s/ Eric W. Aboaf
Eric W. Aboaf
Executive Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.